Exhibit 99.2

Ondas to Acquire Roboteam, Expanding Market Footprint and Multi-Domain Autonomy with Field-Proven Tactical Ground Robotics

Expands OAS’s mission portfolio with Roboteam’s rugged, multi-mission tactical ground robotics deployed by leading global defense customers

Roboteam’s established deployments with leading militaries across 30 countries expected to provide Ondas with a mature pipeline and accelerated access to priority defense programs

Ondas expects Roboteam to add $3 – 4 million in revenue in Q4 2025 and at least $30 million in 2026

Enhances Ondas’ system-of-systems architecture by unifying air, ground, and intelligence platforms for defense, homeland security, and public safety missions

BOSTON, MA / November 25, 2025 / Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced that it has entered into a definitive agreement to acquire Robo-Team Holdings Ltd. (“Roboteam”), a global developer of rugged tactical unmanned ground vehicles (UGVs) used for explosives ordinance disposal (EOD), intelligence, surveillance, and reconnaissance (ISR), hazardous-environment missions, and commercial applications.

Roboteam’s family of tactical ground robots are known globally for ruggedness, mobility, and operational reliability and have been deployed extensively by Tier-1 defense and security customers including the U.S. Department of War, the U.S. Marine Corps, and the Israeli Ministry of Defense. Its portfolio spans lightweight, multi-mission UGVs engineered for ISR, EOD, route clearance, logistics support, and perimeter security in high-risk environments.

Central to this portfolio is Roboteam HUB, an AI-enabled command-and-control platform that unifies diverse robotic assets into a single, coherent operational picture. This combat-validated ecosystem is expected to strengthen Ondas Autonomous Systems’ ability to deliver mature, field-tested ground autonomy to defense, homeland security, and public-safety agencies worldwide.

“This acquisition is a strategic step in building Ondas into a systems-of-systems, multi-domain autonomy leader,” said Eric Brock, Chairman and CEO of Ondas Holdings “Roboteam’s proven ground robotics complement our autonomous aerial systems, to create a cohesive technology ecosystem capable of serving the full spectrum of defense and public safety missions. We expect this combination will enable us to deliver greater mission safety, interoperability, and operational effectiveness for customers worldwide.”

“Roboteam brings a strong pipeline, an exceptional customer base, and a proven record of delivering mission-critical ground robotics to leading defense and homeland security organizations,” said Oshri Lugassy, Co-CEO of Ondas Autonomous Systems. “Their proven presence inside programs we already serve will significantly expand our commercial reach. By combining Roboteam’s ground systems with our aerial and C-UAS platforms, we can immediately offer more capability to existing customers and accelerate growth globally across high-demand defense markets.”

Roboteam’s UGV solutions significantly expand Ondas’ system-of-systems capabilities by adding mature, combat-proven ground autonomy to the OAS portfolio. Roboteam’s platforms complement Apeiro Motion’s lightweight, backpackable UGVs, integrate seamlessly with OAS’s autonomous aerial technologies, including the Optimus ISR system and Iron Drone Raider interceptor, as well as Sentrycs’ Cyber-over-RF counter-UAS capabilities and 4M Defense’s land intelligence solutions. Together, these technologies form a unified multi-domain architecture that enables synchronized air-and-ground operations with stronger data fusion, mission flexibility, and operational reach across complex environments. This combined capability aligns directly with defense modernization priorities that emphasize unmanned and autonomous systems for ISR, EOD, logistics, and other high-risk ground missions

Roboteam’s global footprint and sustainment infrastructure in more than 30 countries is expected to accelerate Ondas’ pathway into key U.S. and allied defense programs and strengthen the Company’s position as a leader in integrated autonomous defense and security technologies.

Roboteam has sold hundreds of UGVs to major military and homeland security organizations over its history and recently secured over $20 million in orders from an existing major military customer which will be fulfilled through 2026. Ondas expects the addition of Roboteam will add $3 – 4 million in revenue for the fourth quarter of 2025 and at least $30 million in revenue for 2026.

For additional information regarding the terms of the agreement, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today.

About Roboteam Ltd.

Established in 2009, Roboteam Ltd. is a leading developer and manufacturer of tactical unmanned solutions for defense and security missions. Roboteam’s product suite includes a diverse family of unmanned ground vehicles (UGVs) designed to enhance operational effectiveness, improve force protection, and enable tactical superiority. Its combat-proven family of unmanned systems—ranging from lightweight 1.5 kg units to heavy 1.2-ton platforms—has been deployed by Tier-1 defense and law enforcement agencies across more than 30 countries. These systems are in extensive operational use by the IDF in the recent war in Gaza, as well as by the U.S. Marine Corps and other security forces in the United States.

Roboteam's new command-and-control platform, Roboteam HUB, is a unified, AI-powered command-and-control platform that centralizes the management of autonomous robotic fleets across domains. It connects Roboteam’s entire portfolio of unmanned systems - as well as third-party platforms - into one intelligent operational environment, providing secure communications, real-time monitoring, and autonomous coordination of multi-robot missions.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS delivers a portfolio of AI-powered defense and security platforms that are deployed globally to safeguard sensitive locations, populations, and infrastructure. Through American Robotics, Airobotics, Apeiro Motion, and Sentry CS Ltd., OAS offers the Optimus System—the first U.S. FAA-certified small UAS for automated aerial security and data capture—the Iron Drone Raider—an autonomous counter-UAS platform—Apeiro’s advanced ground robotics and tethered UAV systems, supported by innovative navigation and communications technologies—and Sentrycs’ Cyber-over-RF (CoRF) and Protocol-Manipulation counter-UAS technology.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Stenrycs: www.sentrycs.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com

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